Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Monday, May 16, 2016		(415) 384-3584

Kristin Brown
Investor Relations
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND

FOR THE SECOND QUARTER OF 2016

MILL VALLEY, CA – MONDAY, MAY 16, 2016 – Redwood Trust, Inc. (NYSE: RWT) today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.28 per share.  The second quarter 2016 dividend is payable on June 30, 2016 to stockholders of record on June 16, 2016.

"The payment of regular dividends remains a priority for Redwood. Our second quarter dividend will mark our 68th consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.